Exhibit 10.11

SEMTECH CORPORATION
2017 LONG-TERM EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS AWARD is made this [●], 2017 (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Legal Name] (the “Participant”).
R E C I T A L S
A.The Corporation has established the Corporation’s 2017 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).
B.Pursuant to the Share Purchase Agreement (the “Purchase Agreement”) dated as of June 29, 2017 among, inter alia, Semtech Quebec Inc. (the “Purchaser”), Semtech Canada Corporation, Kamran Ahmed, Stephane Tremblay, Giovanni Forte and Anthony Verelli in their capacity as trustees of Trellia Trust, YUL Ventures Investment Fund Inc., Christie Digital Systems Canada Inc., Jean-Sébastien Cournoyer and the Participant, the Purchaser is acquiring from the Vendors all of the issued and outstanding shares of AptoVision Technologies Inc. (the “Acquired Company”) as of the Award Date.
C.Pursuant to Section 2.4 of the Purchase Agreement, the Participant is exchanging at Closing its Rollover Options of the Acquired Company for restricted stock units of Semtech, which exchange is intended to meet the conditions of subsection 7(1.4) of the Canadian Income Tax Act (the “ITA”).
D.The Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the restricted stock unit award (the “Award”) described in this Award Certificate to the Participant in accordance with Section 8.10 of the Plan.
NOW, THEREFORE, this Award is made on the following terms and conditions:

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1.Definitions. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan or the Purchase Agreement, as applicable. Additionally, the following words and terms will have the respective meanings set out below:
(a)“ITA” means the Income Tax Act (Canada).
(b)“Vested Percentage” means the percentage obtained by dividing (i) the number of Rollover Units that have vested in accordance with Section 4 by (ii) the total number of Rollover Units.
(c)“Rollover Units” means the Stock Units issued on the date hereof as adjusted in accordance with Section 3.3 of the Purchase Agreement but not subject to any other adjustment.
2.Award of Stock Units. Pursuant to the Plan, the Corporation hereby awards to the Participant as of the date hereof an Award with respect to [Amount] restricted stock units (subject to adjustment in accordance with Section 7.1 of the Plan) (the “Stock Units”), which Stock Units are restricted and subject to forfeiture on the terms and conditions hereinafter set forth. For greater certainty, the number of Rollover Units under this Award shall automatically adjust in accordance with Section 3.3 of the Purchase Agreement. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for purposes of calculating Participant’s Award entitlement under the Plan and this Award Certificate to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with Section 7.1 of the Plan). The Stock Units shall be used solely as a device for the determination of the issuance of Common Stock to eventually be made to the Participant if such Stock Units vest pursuant to Section 4 hereof. The Stock Units shall not be treated as property or as a trust fund of any kind. The Participant acknowledges that the Administrator may use a broker or other third party to facilitate its restricted stock unit award recordkeeping and agrees to comply with any administrative rules and procedures regarding restricted stock unit awards as may be in place from time to time. The Participant acknowledges and agrees that the Corporation may require that any Common Stock received under the Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the Corporation, and the Participant agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.
3.Rights as a Stockholder; Dividends and Voting.
(a)Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 3(b) below with respect to dividend equivalent rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying such Stock Units.
(b)Dividend Equivalent Rights Distributions. In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Stock Units subject to the Award have either been paid pursuant to Section 5 or terminated pursuant to Section 4, the Corporation shall credit the Participant as of such record date with an additional number of Stock Units (rounded

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down to the nearest whole number) equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan and/or Section 9 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on such record date. Any Stock Units credited pursuant to the foregoing provisions of this Section 3(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 3(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to Section 4. As a result of the Corporation (i) paying the cash dividend and (ii) concurrently crediting additional Stock Units to the Participant under this Section 3(b), the aggregate in-the-money value of all Stock Units held by the Participant determined immediately after such transactions will be substantially the same as, but not more than, the aggregate in-the money value of all Stock Units held by the Participant determined immediately prior to such transactions. Such crediting of additional Stock Units is intended to meet the conditions of subsection 110(1.7) of the ITA.
4.Vesting; Termination of Employment.
(a)Vesting in General. Subject to Section 4(b) below, the Award shall vest and become nonforfeitable with respect to [●] percent (●%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on each [●]. The Participant has no right to pro-rated vesting with respect to the Award if his or her services to the Corporation or one of its direct or indirect Subsidiaries terminates (excluding any notice of termination period required by any applicable statute, civil law, common law or contract) before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was in service to the Corporation and/or any of its Subsidiaries).
(b)Effect of Termination of Employment. If the service of the Participant with the Corporation or any of its direct or indirect Subsidiaries, is terminated for any reason, then the Stock Units (including, for clarity, any stock units credited as dividend equivalents pursuant to Section 3(b)) which have not vested as of the date of the Participant’s termination of service (excluding any notice of termination period required by any applicable statute, civil law, common law or contract) (the “Termination Date”) shall terminate. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
5.Timing and Manner of Settlement of Stock Units. On or as soon as practicable following (and in all events within thirty (30) days after) the vesting of any portion of the Award pursuant to Section 4, the Corporation shall issue to the Participant a number of authorized but previously unissued shares of Common Stock equal to the number of Stock Units subject to the Award that vested on that particular vesting date. The Corporation’s obligation to issue shares of

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Common Stock with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are settled pursuant to this Section 5 or that terminate pursuant to Section 4(b).
6.Non-Transferability of Award. This Award is personal and, prior to the time they have become vested pursuant to Section 4 hereof or Section 7.2 of the Plan, neither the Stock Units nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process; provided, however, that such restrictions shall not apply to transfers to the Corporation. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Participant’s unvested rights under this Award, shall be null and void.
7.Not a Contract of Employment. Nothing in this Award Certificate gives the Participant the right to remain in the employ of or other service to the Corporation or any Subsidiary or to affect the absolute and unqualified right of the Corporation and any of its Subsidiaries to terminate the Participant’s employment or other service at any time for any reason or no reason and with or without cause or prior notice, in accordance with applicable laws. Except to the extent explicitly provided otherwise in a then effective written employment contract executed by the Participant and the Corporation, or any of its direct or indirect Subsidiaries, or as otherwise provided by applicable laws, the Participant is an at will employee whose employment may be terminated without liability at any time for any reason. By accepting this Award, the Participant acknowledges and agrees that (a) any person who is terminated before full vesting of an award, such as the one granted to the Participant by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting, (b) the Participant promises never to make such a claim, and (c) in any event, the Participant has no right to pro-rated vesting with respect to the Award if his or her employment or other service terminates (excluding any notice of termination period required by any applicable statute, civil law, common law or contract) before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually employed by the Corporation and/or any of its direct or indirect Subsidiaries).
8.Tax Consequences.
(a)Tax Consultation. The Participant may suffer adverse tax consequences as a result of his or her acquisition or disposition of the Stock Units. The Participant will be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code and the ITA) with respect to the Award. The Corporation shall not have any obligation whatsoever to pay such taxes. The Corporation has not and will not provide any tax advice to the Participant. The Participant should consult with his or her own personal tax advisors to the extent he or she deems advisable in connection with the acquisition or disposition of the Stock Units.

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(b)Withholding. Upon any issuance of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such issuance of shares at the applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment. The Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 8.
9.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 3(b).
10.Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.
11.Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Section 6 with respect to the transfer of this Award Certificate or any rights hereunder or of the Stock Units), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spin-off, merger, sale of stock, sale of assets or any other transaction.
12.Notices. Any notice to the Corporation contemplated by this Award Certificate shall be in writing and addressed to it in care of its President; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.
13.Plan. The Award and all rights of the Participant under this Award Certificate are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Certificate. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Certificate. Unless otherwise expressly provided in other sections of this Award Certificate, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set

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forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof. Notwithstanding the foregoing, in application to this Award, the terms and conditions of the provisions of the Plan shall be modified as follows:
(i)    Section 3.2(j) of the Plan shall not apply, and
(ii)    Section 7.2, first paragraph, fifth sentence of the Plan shall be read as follows: “then the Administrator may make provision for the termination, assumption, substitution or exchange of any or all outstanding share based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event”.
14.Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.
15.Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.
16.Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Administrator, and the Administrator’s determinations shall be conclusive and binding on all interested persons.
17.Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). If the Participant is a party to an agreement with the Corporation to arbitrate claims, such agreement to arbitrate claims shall apply as to any dispute or disagreement regarding the Participant’s rights under this Award Certificate.
18.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Certificate shall be construed and interpreted consistent with that intent.
19.Section Headings. The section headings of this Award Certificate are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
20.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award).

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Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Certificate) or recommendation with respect to the Award.

SEMTECH CORPORATION,
a Delaware corporation

By:
[Name]

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